Exhibit T3A.8

ARTICLES OF INCORPORATION

OF

TERACOM U.S.A., INC.

I, the undersigned incorporator, hereby make, acknowledge and file these Articles of Incorporation for the purpose of forming a corporation under the laws of the State of Florida.

ARTICLE I

NAME

The name and principal address of this Corporation shall be:

TERACOM U.S.A., INC.

1160 East Hallandale Beach Blvd., Suite A

Hallandale, Florida 33009

ARTICLE II

NATURE OF BUSINESS:

The general purpose for which this Corporation is organized is to transact any or all lawful business for which corporations may be incorporated under Chapter 607, Florida Statutes.

ARTICLE III

AUTHORIZED SHARES

The Corporation shall be authorized to create and issue 100 shares of Common Stock having a par value of $0.01 per share.

ARTICLE IV

TERM OF EXISTENCE

The term of this Corporation shall commence with the filing of these Articles of Incorporation. The Corporation shall exist perpetually unless dissolved according to law.

ARTICLE V

INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of this Corporation in the State of Florida shall be:

1201 Hays Street, Suite 105

Tallahassee, Florida 32301

The name of the initial registered agent of this Corporation at that address shall be:

The Prentice Hall Corporation System, Inc.

ARTICLE VI

BOARD OF DIRECTORS

The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors, which shall have two (2) directors initially. The number of directors may be increased or decreased by the shareholders from time to time as provided in the Bylaws of the Corporation.

ARTICLE VII

DIRECTORS - NAMES AND STREET ADDRESSES.

The names and street addresses of the members of the first Board of Directors who shall hold office until their successors have been duly elected or appointed and have qualified are as follows:

Name	Street Address
Norman Klugman	520 Northland Ridge Court
Atlanta, Georgia 30342

Rudolph McGlashan	15830 N.W. 83rd Place
Miami Lakes, Florida 33019

ARTICLE VIII

INCORPORATOR

The name and street address of the incorporator signing these Articles of Incorporation are as follows:

Name	Street Address
John S. Tenenholtz, Esq.	c/o Kelley Drye & Warren 201 South Biscayne Blvd., Suite 2400 Miami, Florida 33131

IN WITNESS WHEREOF, the undersigned incorporator has made and subscribed these Articles of Incorporation at Miami, Florida, for the uses and purposes aforesaid, this 12th day of April 1994.

/s/ John S. Tenenholtz, Esq.
John S. Tenenholtz, Esq
Incorporator

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